Consent of Independent Registered Public Accounting Firm

Pernix Group, Inc.

Lombard, Illinois

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-194860) of our report dated March 20, 2015, relating to the consolidated financial statements of Pernix Group, Inc., which is incorporated by reference in that Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP

Chicago, Illinois

April 24, 2015